EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-86156 of IGEN International, Inc. on Form S-3 of our report dated May 15, 2001 (June 20, 2001 as to Note 4 of Notes to Consolidated Financial Statements) appearing in the Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
McLean, Virginia

May 29, 2002